Contact:	Mark Thomson, CFO

(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Record Results

For the First Quarter Ended June 30, 2012

Net Income of $8.6 million on Net Sales of $88.6 million

Hampton, VA, August 1, 2012 – Measurement Specialties, Inc. (NASDAQ: MEAS) (the “Company”), a global designer and manufacturer of sensors and sensor-based systems, announces results for the three months ended June 30, 2012.

The Company reported an increase in consolidated net sales of $11.4 million, or 14.8%, to $88.6 million for the three months ended June 30, 2012, as compared to the corresponding period of last year. Excluding sales attributed to the Eureka, Celesco, Gentech and Cosense acquisitions of approximately $10.3 million for the three months ended June 30, 2012, organic sales increased $1.1 million or approximately 1.5%. If the average U.S. dollar / Euro exchange rate had not changed during the three months ended June 30, 2012 as compared to the three months ended June 30, 2011, the Company’s organic sales would have been higher by approximately $2.3 million. For the three months ended June 30, 2012, the Company reported net income of $8.6 million, or $0.53 per diluted share, as compared to net income of $8.0 million, or $0.50 per diluted share, for the same period last year.

Frank Guidone, Company CEO commented, “We are pleased with our first quarter financial results. Consolidated net sales were slightly ahead of our guidance at $88.6 million, and we delivered a record high adjusted EBITDA at $17.2 million (or 19.4%). Given the sluggish macro-environment, we were happy with our three and six month book to bill ratio of 1.01. We are projecting second quarter sales of approximately $89 million, basically flat to Q1, which reflects modest improvement over Q1 offset by a weaker Euro. Higher expenses driven by increased wage (merit increases took effect in July) and higher stock compensation expense will negatively impact second quarter EPS, however we expect EBITDA to improve slightly. The Purchasing Managers’ Index now shows a decline in all geographic regions which suggests continued headwind with respect to organic sales; accordingly, we are carefully managing expenses. Nevertheless – based on our visibility at this time – we remain confident that new business will drive modest growth in our second half, supporting our full year sales guidance of $360 million.”

Adjusted EBITDA is a non-GAAP financial measure.  Please refer to the notes and reconciliation regarding Non-GAAP financial measures contained in this release.

On August 1, 2012, the Company filed its Form 10-Q for the three months ended June 30, 2012. Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-Q for a more complete discussion of sales, margin and expenses.

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com

The Company will host an investor conference call on Thursday, August 2, 2012 at 11:00 AM Eastern to answer questions regarding the first quarter results reported in our Form 10-Q for the quarter ended June 30, 2012.  US dialers: (877) 407-9210; International dialers (201) 689-8049.  Interested parties may also listen via the Internet at: www.investorcalendar.com.  The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415 (International dialers), and entering the replay pass code #286 and conference ID# 398069, and on Investorcalendar.com.

About Measurement Specialties: Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics. MEAS uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors, mechanical resonators, reed switch and submersible hydrostatic level sensors – to engineer sensors that operate precisely and cost effectively.

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", " believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact: Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	June 30,
(Amounts in thousands, except share and per share amounts)	2012	2011
Net sales	$88,613	$77,184
Cost of goods sold	51,819	44,776
Gross profit	36,794	32,408
Selling, general, and administrative expenses	25,073	22,059
Operating income	11,721	10,349
Interest expense, net	722	579
Foreign currency exchange loss	39	399
Equity income in unconsolidated joint venture	(229)	(137)
Other expense	34	47
Income before income taxes	11,155	9,461
Income tax expense	2,566	1,453
Net income	$8,589	$8,008

Earnings per common share - Basic:
Net income - Basic	$0.56	$0.53
Net income - Diluted	$0.53	$0.50

Weighted average shares outstanding - Basic	15,318	15,043
Weighted average shares outstanding - Diluted	16,155	16,028

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

	June 30,	March 31,
(Amounts in thousands)	2012	2012

ASSETS

Current assets:
Cash and cash equivalents	$28,604	$32,725
Accounts receivable trade, net of allowance for doubtful accounts of $786 and $766, respectively	52,478	49,315
Inventories, net	57,952	57,704
Deferred income taxes, net	1,621	1,626
Prepaid expenses and other current assets	5,084	5,229
Other receivables	1,082	2,967
Asset held for sale	1,429	1,429
Total current assets	148,250	150,995

Property, plant and equipment, net	61,409	60,484
Goodwill	149,348	144,455
Acquired intangible assets, net	52,609	49,378
Deferred income taxes, net	3,516	3,613
Investment in unconsolidated joint venture	2,570	3,038
Other assets	6,734	6,244
Total assets	$424,436	$418,207

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com

MEASUREMENT SPECIALTIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	March 31,
(Amounts in thousands, except share amounts)	2012	2012

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$-	$1,867
Current portion of long-term debt	126	123
Current portion of capital lease obligations	27	30
Promissory notes payable	1,480	-
Accounts payable	28,904	31,879
Accrued expenses	4,510	5,116
Accrued compensation	9,104	8,755
Income taxes payable	2,358	3,124
Deferred income taxes, net	354	375
Other current liabilities	2,749	3,201
Total current liabilities	49,612	54,470

Revolver	83,713	80,251
Long-term debt, net of current portion	20,639	20,711
Capital lease obligations, net of current portion	23	30
Acquisition earn-out contingencies	4,355	4,317
Deferred income taxes, net	10,264	10,184
Other liabilities	5,081	5,227
Total liabilities	173,687	175,190

Equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 15,381,904 shares and 15,297,151 shares issued and outstanding	-	-
Additional paid-in capital	104,107	101,435
Retained earnings	137,602	129,013
Accumulated other comprehensive income	9,040	12,569
Total equity	250,749	243,017
Total liabilities and shareholders' equity	$424,436	$418,207

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com

MEASUREMENT SPECIALTIES, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended June 30,
(Amounts in thousands)	2012	2011
Cash flows from operating activities:
Net income	$8,589	$8,008
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,372	3,520
Non-cash equity based compensation	856	1,245
Acquistion earn-out fair value adjustment	90	-
Deferred income taxes	105	(612)
Equity income in unconsolidated joint venture	(229)	(137)
Unconsolidated joint venture distributions	825	-
Net change in operating assets and liabilities:
Accounts receivable, trade	(4,420)	59
Inventories	(1,180)	(1,560)
Prepaid expenses, other current assets and other receivables	1,444	1,897
Other assets	(513)	(493)
Accounts payable	(2,415)	411
Accrued expenses, accrued compensation, other current and other liabilities	(378)	(2,663)
Income taxes payable	(738)	(733)
Net cash provided by operating activities	6,408	8,942
Cash flows from investing activities:
Purchases of property and equipment	(3,900)	(2,576)
Acquisition of business, net of cash acquired, and acquired intangible assets	(10,013)	-
Net cash used in investing activities	(13,913)	(2,576)
Cash flows from financing activities:
Borrowings from revolver and short-term debt	7,797	-
Repayments of revolver and capital leases	(5,806)	(2,027)
Repayments of long-term debt	(24)	(42)
Proceeds from exercise of options and employee stock purchase plan	1,228	2,571
Excess tax benefit from exercise of stock options	588	306
Net cash provided by (used in) financing activities	3,783	808

Net change in cash and cash equivalents	(3,722)	7,174
Effect of exchange rate changes on cash	(399)	345
Cash, beginning of year	32,725	20,860
Cash, end of period	$28,604	$28,379

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com

Reconciliation of Non-GAAP Financial Measures (Unaudited):

	Three Months Ended
	June 30,
(In thousands, except percentages)	2012	2011

Income from continuing operations, net of income taxes	$8,589	$8,008

Add Back:
Interest	722	579
Provision for income taxes	2,566	1,453
Depreciation and amortization	4,372	3,520
Foreign currency exchange loss	39	399
Non-cash equity based compensation	856	1,245
ITAR legal fees and acquisition related professional fees	11	73
Adjusted EBITDA	$17,155	$15,277
As % of Net Sales	19.4%	19.8%

Free Cash Flow
Net cash provided by operating activities from continuing operations	$6,408	$8,942
Purchases of property and equipment	(3,900)	(2,576)
Free Cash Flow	$2,508	$6,366

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information. We believe that certain of our financial measures which meet the definition of non-GAAP financial measures provide important supplemental information to investors.

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com

The financial information accompanying this press release includes the Company’s earnings before interest, income taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses, or “Adjusted EBITDA” and “Free Cash Flow.” Adjusted EBITDA and Free Cash Flow are non-GAAP measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from Adjusted EBITDA and Free Cash Flow measures used by other companies. Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses related to International Traffic in Arms Regulation (ITAR) matters to the Company’s net income from continuing operations and professional fees related to acquisitions. Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment). The Company believes that Adjusted EBITDA is important to investors because it provides a financial measure that is more representative of the Company’s cash flow (prior to taking into account the effects of changes in working capital and purchases of property and equipment), excluding non-cash expenses and items such as foreign currency transaction gains/losses, income taxes, interest and certain legal expenses, which vary greatly period to period. Legal expenses relate to the Company’s previously announced investigation into certain export compliance issues. The Company believes that this measure is important to investors because it more accurately represents the leverage effect of fixed expenses. The Company believes Free Cash Flow is also important to investors as it provides useful information about the amount of cash generated by the business after the purchase of property, buildings and equipment, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions and strengthen the balance sheet, and because it is a significant measure used in determining the enterprise value of the Company. A limitation on the use of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period or the residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions.

These non-GAAP financial measures are used by management in addition to and in conjunction with the results presented in accordance with GAAP. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business. The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

*****End of Press Release*****

Measurement Specialties Inc.	•	1000 Lucas Way	•	Hampton, VA 23666	•	www.meas-spec.com